Geeknet Names Scott Collison as President and GM, Media

Company announces plans to move corporate headquarters to Fairfax, VA

MOUNTAIN VIEW, California, November 18, 2010 – Geeknet, Inc. (NASDAQ: GKNT), the online network for the global geek community, today announced that it has named Scott Collison as President and GM, Media.  The company also announced that effective March 1, 2011, it plans to move the corporate headquarters to Fairfax, VA.   In conjunction with the planned corporate relocation, chief financial officer Patty Morris has resigned from the company effective March 1, 2011.

Previously, Mr. Collison was responsible for driving product at Geeknet. As co-founder and CEO of Ohloh, Scott helped make the company into the market leading directory and data provider for open source projects and developers. As Director of Platform Strategy at Microsoft, Scott was responsible for marketing Web services, shipping the market-leading Web Services Enhancements in the .NET Framework, and running the Web Services early adopter program. Prior to working at Microsoft, Scott ran marketing and business development at Signio, a credit card processing ASP. Signio was acquired by VeriSign in 1999 in a transaction in excess of $1 billion. Scott holds a Ph.D. from the University of California, Berkeley, an M.A. from the University of Freiburg (Germany), and a B.A (Special Honors) from the University of Texas, Austin. Scott is a former Fulbright scholar.

“We believe that we are making good progress on our efforts to reenergize our media business and I am very pleased to name Scott to this important role,” said Ken Langone, Chairman of the Board of Directors, Geeknet. “We are focused on growing top line media revenue and increasing profitability.  At the same time, ThinkGeek continues to perform very well.  With a majority of our employees already based at ThinkGeek’s headquarters in Fairfax, it is logical to center our corporate team at that location.  We anticipate that this move will create both operating and financial efficiencies that we believe will help contribute to improving our profit margin objectives.  I want to thank Patty for her years of dedication and hard work and we support her in her future endeavors.”

About Geeknet, Inc.

Geeknet is the online network for the global geek community. Our sites include SourceForge, Slashdot, ThinkGeek, Geek.com, and freshmeat. We serve an audience of over 51 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.

(*September 2010 Unique Visitors 51.3M. Source: Google Analytics and Omniture)

Geeknet is a trademark of Geeknet, Inc. SourceForge, Slashdot, ThinkGeek, Geek.com, and freshmeat are trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “anticipate,” “potential,” “intend,” “expect,” “believe,” and variations of such words and similar expressions, are intended to identify such forward-looking statements, which include, but are not limited to, statements regarding our expectations and beliefs regarding future revenue growth; and sources of revenue; gross margins; financial performance and results of operations; our ability to achieve operational and financial efficiencies; growth prospects for our online media and e-commerce businesses. These statements are based on our current expectations, and involve risks and uncertainties.  Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: benefits from the move of our corporate headquarters and the ability to grow revenues and achieve and maintain profitability.  Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the period ending September 30, 2010, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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